UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2010

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
(b) On September 24, 2010, Chairman of the Board W. Richard Summerwill, 74, notified MidWestOne Financial Group, Inc. (the "Company") that he intends to retire from the Board of Directors of the Company and the Company's subsidiary, MidWestOne Bank, and Director James G. Wake, 70, also notified the Company that he intends to retire from the Board of Directors of the Company. Both retirements will be effective as of the date of the Company's 2011 annual meeting of shareholders, and were not the result of any disagreement with the Company. Mr. Summerwill and Mr. Wake each made their decision to retire independently from one another. Mr. Summerwill has served on the Company's Board of Directors since its formation in 1983, and Mr. Wake has served since 2008, when he joined the Company's Board upon consummation of the Company's merger with the former MidWestOne Financial Group, Inc., on whose Board he had served since 2000.
The Company's Nominating and Corporate Governance Committee is currently considering candidates to fill the expected vacancies on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	September 27, 2010	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer